Exhibit 16.1

[Letterhead of BDO Audit (NSW-VIC) Pty Ltd]

January 18, 2011

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Marshall Edwards, Inc. (“the Company”) which we understand will be filed with the

U.S. Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K as part of the Form 8-K of the Company dated January 18, 2011. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours

/s/ BDO
BDO Audit (NSW-VIC) Pty Ltd